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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Chancellor Media Corporation of Los Angeles:

As independent public accountants, we hereby consent to the use of our report dated August 25, 1995 (and to all references to our Firm) included in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles.

Barbich Longcrier Hooper & King

      /s/ GEOFFREY B. KING
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By: Geoffrey B. King, CPA

Bakersfield, California

May 5, 1999